SUBADVISORY AGREEMENT

THE PHOENIX EDGE SERIES FUND
PHOENIX-VAN KAMPEN EQUITY 500 INDEX SERIES

MORGAN STANLEY INVESTMENT MANAGEMENT INC.
1221 Avenue of the Americas
New York, New York 10020

      AGREEMENT made as of the 1st day of September, 2006 between Phoenix Variable Advisors, Inc. (the "Advisor"), a corporation organized under the laws the State of Delaware, and Morgan
Stanley Investment Management Inc., d/b/a Van Kampen (the "Subadvisor"), a corporation organized under the laws of the
State of Delaware.
      WHEREAS, The Phoenix Edge Series Fund (the "Fund") is a diversified open-end investment company of the series type registered under the Investment Company Act of 1940, as amended,
(the "1940 Act"); and
      WHEREAS, the shares of the Fund may be offered in one or
more separate series, including the Phoenix-Van Kampen Equity
500 Index Series (previously known as Phoenix-Alliance/Bernstein Enhanced Index Series) (the "Designated Series"); and
     WHEREAS, the Advisor has entered into an Investment
Advisory Agreement ("Advisory Agreement") with the Fund pursuant to which the Advisor acts as investment advisor to the Fund on behalf of one or more separate series of the Fund, including the Designated Series; and
      WHEREAS, pursuant to the Advisory Agreement, the Advisor
renders certain investment advisory services to the Fund on
behalf of the Designated Series, including providing general oversight of the Designated Series, and evaluating, recommending and monitoring one or more registered investment advisors to serve as subadvisor to the Designated Series; and
      WHEREAS, the Advisor desires, with the approval of the
Trustees of the Fund (the "Trustees"), to retain Subadvisor to furnish portfolio management services for the Designated Series;
and
      WHEREAS, the Subadvisor is willing to furnish such services on the terms and conditions hereinafter set forth;
      NOW, THEREFORE, the Advisor and the Subadvisor agree as
follows:
1.	Employment as a Subadvisor.  The Advisor, being duly
authorized, hereby appoints the Subadvisor to serve as
discretionary subadvisor with regard to the assets of the
Designated Series (the "Assets"), subject to the terms and
conditions set forth in this Agreement.
2.	Acceptance of Employment; Standard of Performance.  The
Subadvisor accepts its engagement as a discretionary
subadvisor of the Designated Series and agrees to use its
best professional judgment to make investment decisions and
provide related services for the Designated Series in
accordance with the terms and conditions set forth in this
Agreement and as set forth in Schedule D attached hereto
and made a part hereof.  The parties acknowledge and agree
that the services of the Subadvisor hereunder are not
deemed exclusive and that accordingly, the Subadvisor may
render services to others so long as those services do not
conflict in any material manner with the Subadvisor's
performance of its duties and obligations pursuant to this
Agreement.
3.	Services of Subadvisor.  Subject to the general oversight
of the Advisor and the Trustees, the Subadvisor shall
manage all of the securities and other similar assets of
the Designated Series entrusted to it under this Agreement,
including the purchase, retention, and disposition of such
securities and other property, and shall carry out all of
its duties and obligations under this Agreement, according
to the following terms and conditions:
      (a)	At all times in performing its duties and
obligations under this Agreement, the Subadvisor shall act
in conformity with the following requirements: (i) the
investment objectives, policies and restrictions of the
Fund as they apply to the Designated Series and as set
forth in the Fund's then current prospectus and statement
of additional information, as amended or supplemented from
time to time (collectively, the "Prospectus"); (ii) the
1940 Act, the Investment Advisers Act of 1940, as amended
(the "Advisers Act") and the rules and regulations
thereunder; (iii) all other applicable federal and state
laws, as each may be amended from time to time; and (iv)
and any resolutions as may be duly adopted by the Trustees
from time to time and any instructions and procedures of
the Advisor, and, in either case, furnished to the
Subadvisor (collectively, these requirements are referred
to herein as the "Investment Requirements").
      (b)	The Subadvisor shall furnish a continuous
investment program and shall, in its discretion, determine
what portfolio investments will be purchased, retained, or
sold by the Designated Series in conformity with the
Prospectus and other Investment Requirements.
      (c)	The Subadvisor shall effect all transactions and
take all actions to implement the investment objectives and
policies of the Designated Series in accordance with this Agreement.
      (d)	The Subadvisor shall have full authority at all
times with respect to the portfolio management of the
Assets, including, but not limited to, the authority: (i)
to give written or oral instructions to various
broker/dealers, banks or other agents and to bind and
obligate the Fund to and for the carrying out of contracts, arrangements, or transactions which shall be entered into by the Subadvisor on the Fund's behalf with or through such broker/dealers, banks or other agents; (ii) to direct the purchase and sale of any securities; and (iii) to maintain
such uninvested cash balances in the Designated Series as
it shall deem reasonable and appropriate without incurring
any liability for the payment of interest thereon.
      (e)	The Subadvisor shall not, without the Advisor's
prior written approval, effect any transaction or take any
action that would cause the Designated Series at the time
of the transaction or action to be out of compliance with
any of the Investment Requirements.  The Subadvisor shall
promptly inform the Fund and the Advisor of developments
materially affecting (or reasonably expected to affect) the
Designated Series, and will, on its own initiative, furnish
the Fund and the Advisor from time to time with whatever
information the Subadvisor believes is appropriate for this purpose.
      (f)	The Subadvisor shall send or make available
appropriate representatives to/for regular or special
meetings of the Fund as may be reasonably requested from
time to time by the Advisor.
      (g)	The Subadvisor shall provide appropriate
representatives to attend meetings requested by the Advisor
at such time(s) and location(s) as are reasonably requested
by the Advisor.
      (h)	The Subadvisor shall place all orders for the
purchase or sale of securities or other investments for the
Designated Series with brokers or dealers selected by the
Subadvisor, as more fully specified below in Section 6 of
this Agreement.
4.	Transaction Procedures.  All transactions for the purchase
or sale of securities or other investments for the
Designated Series will be consummated by payment to, or
delivery by, the Custodian(s) from time to time designated
by the Fund (the "Custodian"), or such depositories or
agents as may be designated by the Custodian pursuant to
its agreement with the Fund (the "Custodian Agreement"), of
all cash and/or securities and/or other property due to or
from the Designated Series.  The Subadvisor shall not have
possession or custody of such cash and/or securities or any responsibility or liability with respect to such custody, except as expressly stated herein.  The Subadvisor shall
advise the Custodian and confirm in writing or by confirmed
electronic transmission to the Fund all investment orders
for the Designated Series placed by it with brokers and
dealers at the time and in the manner set forth in Schedule
A hereto (as amended from time to time).  The Fund shall
issue to the Custodian such instructions as may be
appropriate in connection with the settlement of any
transaction initiated by the Subadvisor. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Subadvisor shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.
5.	Recordkeeping and Reporting.  The Subadvisor shall maintain
the records and information required by Rule 31a-1 under
the 1940 Act described in Schedule B attached hereto, and
such other records relating to the services the Subadvisor
provides under this Agreement as may reasonably be required
in the future by applicable SEC and other applicable rules,
and shall retain such information for such times and in
such manner as required by applicable rules, including but
not limited to Rule 31a-2 under the 1940 Act.  The records
maintained by the Subadvisor hereunder shall be the
property of the Fund and shall be surrendered promptly upon
request; subject, however, to the Subadvisor's right to
retain all such records as the Subadvisor is required to
maintain under the Advisers Act and the rules and
regulations promulgated thereunder; provided, further, that
the Fund shall be entitled to make and maintain copies of
any records so retained by the Subadvisor.
6.	Allocation of Brokerage.  The Subadvisor shall have
authority and discretion to select brokers and dealers to
execute transactions initiated by the Subadvisor on behalf
of the Designated Series with regard to the Assets, and to
select the markets on or in which the transactions will be
executed, subject to the following limitations:
      (a)	The Subadvisor shall at all times seek "best-
execution", as defined in Section 28(e)(1) of the
Securities Exchange Act of 1934, as amended, (the "1934 Act").
      (b)	The Subadvisor shall at all times place orders
for the sale and purchase of securities in accordance with
the brokerage policy of the Designated Series as set forth
in the Prospectus and as the Advisor or the Trustees may
direct from time to time.
      (c)	In placing orders for the sale and purchase of
Designated Series securities for the Fund, the Subadvisor's
primary responsibility shall be to seek the best execution
of orders at the most favorable prices.  However, this
responsibility shall not obligate the Subadvisor to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Fund, so long as the
Subadvisor reasonably believes that the broker or dealer
selected by it can be expected to provide "best-execution"
on the particular transaction and determines in good faith
that the commission cost is reasonable in relation to the
value of the "brokerage and research services," as defined
in Section 28(e)(3) of the 1934 Act, provided by such
broker or dealer to the Subadvisor, viewed in terms of
either that particular transaction or of the Subadvisor's
overall responsibilities with respect to its clients,
including the Fund, as to which the Subadvisor exercises
investment discretion, notwithstanding that the Fund may
not be the direct or exclusive beneficiary of any such
services or that another broker may be willing to charge
the Fund a lower commission on the particular transaction.
7.	Prohibited Conduct.  In providing the services described in
this Agreement, the Subadvisor will not consult with any
other investment advisory firm that the Subadvisor knows
provides investment advisory services to any of the Funds
series regarding transactions for the Fund in securities or
other assets, except as permitted by applicable Rule 12d3-1
under the 1940 Act.  In addition, the Subadvisor shall not,
without the prior written consent of the Fund and the
Advisor, delegate any obligations assumed pursuant to this
Agreement to any affiliated or unaffiliated third party.
8.	Expenses.  During the term of this Agreement, the
Subadvisor shall bear all expenses incurred by it in
connection with providing its services hereunder.  Without
limiting the foregoing, the parties acknowledge and agree
that the Subadvisor shall furnish at its own expense, or
pay the expenses of the Advisor, for the following items:
      (a)	Office facilities, including office space,
furniture and equipment utilized by the Subadvisor's
employees in the fulfillment of its duties and obligations
under this Agreement; and
      (b)	Personnel and services necessary to perform the
functions required to manage the investment and
reinvestment of the Assets (including those required for
research, analysis, pricing, reporting, statistics, and
investment), and to fulfill the other duties and
obligations of the Subadvisor hereunder.
9.	Fees for Services.  The compensation of the Subadvisor for
its services under this Agreement shall be calculated and
paid by the Advisor in accordance with the attached
Schedule C.  Pursuant to the Advisory Agreement between the
Fund and the Advisor, the Advisor shall be solely
responsible for the payment of fees to the Subadvisor.
10.	Limitation of Liability.  The Subadvisor shall not be
liable for any action taken, omitted or suffered to be
taken by it in its best professional judgment, in good
faith and believed by it to be authorized or within the
discretion or rights or powers conferred upon it by this
Agreement, or in accordance with specific directions or
instructions from the Fund or the Advisor, which includes
any error of judgment, or any diminution in value of the
investment portfolio of the Designated Series, so long as
such acts or omissions shall not have constituted a breach
of the investment objectives, policies and restrictions
applicable to the Designated Series and such acts or
omissions shall not have resulted from the Subadvisor's
willful misfeasance, bad faith, reckless disregard or gross negligence, a violation of the standard of care established by and applicable to the Subadvisor in its actions under
this Agreement or a breach of its duty or of its
obligations hereunder (provided further, however, that the
foregoing shall not be construed to protect the Subadvisor
from liability under the 1940 Act, other federal or state
securities laws or common law).
11.	Indemnification.
      (a)	The Advisor agrees to indemnify and hold harmless
the Subadvisor, its officers and directors, and any person
who "controls" the Subadvisor, within the meaning of
Section 15 of the Securities Act of 1933, as amended (the
"1933 Act"), from and against any and all direct or
indirect liabilities, losses or damages (including
reasonable attorneys' fees and costs) suffered by
Subadvisor arising from, or connected with, (i) the
Advisor's breach of any provision of this Agreement, (ii)
willful misfeasance, bad faith, reckless disregard or gross
negligence on the part of the Advisor or any of its
officers, directors or employees in or relating to the
performance of the Advisor's duties and obligations under
this Agreement, (iii) the operation of the Designated
Series or the Fund, or the distribution of shares of the
Designated Series or the Fund, (iv) the performance, non-
performance or omission of any third-party service provider
to the Designated Series or (v) any untrue statement or
alleged untrue statement of a material fact contained in
the Prospectus and Statement of Additional Information, as
amended or supplemented from time to time or promotional
materials pertaining or relating to the Designated Series
or any amendment thereof or any supplement thereto or the
omission or alleged omission to state therein a material
fact required to be stated therein or necessary to make the
statement therein not misleading, if such a statement or
omission was made by the Fund other than in reliance upon
written information furnished by the Subadvisor or any
affiliated person of the Subadvisor, expressly for use in
the Fund's registration statement or other than upon verbal information confirmed by the Subadvisor in writing expressly for use in the Fund's registration statement.
The Advisor acknowledges and agrees that the Subadvisor
makes no representation or warranty, express or implied,
that any level of performance or investment results will be
achieved by the Designated Series or that the Designated
Series will perform comparably with any standard or index,
including other clients of the Subadvisor, whether public or private. In no case shall the Advisor's indemnity in favor of the
Subadvisor or any affiliated person or controlling person
of the Subadvisor, or any other provision of this
Agreement, be deemed to protect such person against any
liability to which any such person would otherwise be
subject by reason of willful misfeasance, bad faith or
gross negligence in the performance of its duties or by
reason of its reckless disregard of its obligations and
duties under this Agreement.
      (b)	The Subadvisor agrees to indemnify and hold
harmless the Advisor, its officers and directors, and any
person who "controls" the Advisor, within the meaning of
Section 15 of the 1933 Act, from and against any and all
direct or indirect liabilities, losses or damages
(including reasonable attorneys' fees and costs) suffered
by Advisor arising from or connected with (i) the
Subadvisor's breach of its duties under this Agreement,
(ii) willful misfeasance, bad faith, reckless disregard or
gross negligence on the part of the Subadvisor or any of
its officers, directors or employees in the performance of
the Subadvisor's duties and obligations under this
Agreement or (iii) any untrue statement or alleged untrue
statement of a material fact contained in the Prospectus or
Statement of Additional Information, as amended or
supplemented from time to time relating to the Designated
Series or any amendment thereof or any supplement thereto
or the omission or alleged omission to state therein a
material fact required to be stated therein or necessary to
make the statement therein not misleading, if such a
statement or omission was made in reliance upon written
information furnished by the Subadvisor or any affiliated
person of the Subadvisor to the Advisor, the Fund or any
affiliated person of the Advisor or the Fund expressly for
use in the Fund's registration statement, or upon verbal
information confirmed by the Subadvisor in writing
expressly for use in the Fund's registration statement; or
(iv) to the extent of, and as a result of, the failure of
the Subadvisor to execute, or cause to be executed,
portfolio transactions according to the standards and
requirements of the 1934 Act, the 1940 Act and the Advisers Act.
In no case shall the Subadvisor's indemnity in favor of the
Advisor or any affiliated person or controlling person of
the Advisor, or any other provision of this Agreement, be
deemed to protect such person against any liability to
which any such person would otherwise be subject by reason
of willful misfeasance, bad faith or gross negligence in
the performance of its duties or by reason of its reckless
disregard of its obligations and duties under this Agreement.
12.	Insurance.  The Subadvisor shall, during the term of this
Agreement, at its own expense, maintain adequate liability
and errors and omissions insurance coverage to the
reasonable satisfaction of the Advisor.
13.	No Personal Liability.  Reference is hereby made to the
Declaration of Trust, a copy of which has been filed with
the Secretary of the Commonwealth of Massachusetts and
elsewhere as required by law, and to any and all amendments
thereto so filed or hereafter so filed with the Secretary
of the Commonwealth of Massachusetts and elsewhere as
required by law.  The name The Phoenix Edge Series Fund
refers to the Trustees under said Declaration of Trust, as
Trustees and not personally, and no Trustee, shareholder,
officer, agent or employee of the Fund shall be held to any
personal liability in connection with the affairs of the
Fund; only the Fund estate under said Declaration of Fund
is liable.  Without limiting the generality of the
foregoing, neither the Subadvisor nor any of its officers,
directors, partners, shareholders or employees shall, under
any circumstances, have recourse or cause or willingly
permit recourse to be had directly or indirectly to any
personal, statutory, or other liability of any shareholder,
Trustee, officer, agent or employee of the Fund or of any
successor of the Fund, whether such liability now exists or
is hereafter incurred for claims against the Fund estate.
14.	Confidentiality.  Subject to the duty of the Advisor or
Subadvisor to comply with applicable law, including any
demand of any regulatory or taxing authority having
jurisdiction, the parties hereto shall treat as
confidential all information pertaining to the Designated
Series and the actions of the Subadvisor and the Fund in
respect thereof. It is understood that any information or recommendation supplied by the Subadvisor in connection with the performance of its obligations hereunder is to be
regarded as confidential and for use only by the Advisor,
the Fund or such persons as the Advisor may designate in
connection with the Designated Series who have agreed to
maintain the confidentiality of all such information.  It
is also understood that any information supplied to the
Subadvisor in connection with the performance of its
obligations hereunder, particularly, but not limited to,
any list of investments which, on a temporary basis, may
not be bought or sold for the Designated Series, is to be
regarded as confidential and for use only by the Subadvisor
in connection with its obligation to provide investment
advice and other services to the Designated Series.  The
parties acknowledge and agree that all nonpublic personal
information with regard to shareholders in the Designated
Series shall be deemed proprietary information of the
Advisor, and that the Subadvisor shall use that information
solely in the performance of its duties and obligations
under this Agreement and shall takes reasonable steps to
safeguard the confidentiality of that information. Further,
the Subadvisor shall maintain and enforce adequate security
procedures with respect to all materials, records,
documents and data relating to any of its responsibilities
pursuant to this Agreement including all means for the
effecting of investment transactions.
15.	Assignment.  This Agreement shall terminate automatically
in the event of its "assignment," as that term is defined
in Section 2(a)(4) of the 1940 Act.
      (a)	To the extent consistent with applicable law the
Subadvisor shall provide the Advisor with reasonable
advance written notice of any proposed change of "control,"
as defined in Section 2(a)(9) of the 1940 Act, as will
enable the Advisor to consider whether an assignment as
defined in Section 202 of the Advisers Act and Section
2(a)(4) of the 1940 Act will occur and to take the steps
necessary under applicable law and regulation.  The
Subadvisor will be liable to the Fund and the Advisor for
all direct and indirect costs as defined below resulting
from a change of control of the Subadvisor, which causes an assignment, as such terms are defined under the 1940 Act and the Advisers Act.  Such costs are agreed to include
reimbursement of reasonable costs associated with
distributing an information statement to existing
shareholders in the Designated Series as required by the
terms of the manager-of-managers exemptive relief
previously obtained by the Advisor of the Fund or a proxy
statement to existing shareholders in the Designated
Series.  In addition the Subadvisor agrees to reimburse the
Fund for costs associated with printing and mailing any
prospectus supplements required to be distributed to
existing shareholders to the Designated Series by the 1940
Act, or rules or exemptive relief thereunder, as a result
of the Subadvisor's change of control.  The Advisor agrees
to make such determination of a change of control or
assignment in good faith and to make every effort to mitigate costs.
      (b)	Notwithstanding the foregoing, no assignment
shall be deemed to result from any changes in the
directors, officers, or employees of Manager or Subadvisor
except as may be provided to the contrary in the 1940 Act
or the rules and regulations thereunder.  The Subadvisor
may perform its services through its employees or officers
or agents, and the Advisor shall not be entitled to the
advice, recommendation or judgment of any specific person;
provided, however, that the persons identified in the
prospectus of the Designated Series shall perform the
portfolio management duties described therein until the
Subadvisor notifies the Advisor that one or more other
employees or officers or agents identified in such notice
shall assume such duties as of a specific date.
      (c)	The understandings and obligations set forth in
this Section shall survive the termination of this
Agreement and shall be binding upon the Subadvisor and its successors.
16.	Representations, Warranties and Agreements of the
Subadvisor.  The Subadvisor represents, warrants and agrees that:
      (a)	It is registered as an "investment advisor" under
the Advisers Act and will maintain such status so long as
this Agreement remains in effect.
      (b)	It shall comply with any other applicable federal
or state requirements, and the applicable requirements of
any regulatory or self-regulatory agency, necessary to be
met for its performance of the services contemplated by
this Agreement so long as this Agreement remains in effect.
      (c)	It is not prohibited by the 1940 Act, the
Advisers Act or other applicable federal or state law from
performing the services contemplated by this Agreement.
      (d)	It is duly organized and validly existing under
the laws of the State in which it was organized with the power to own and possess its assets and carry on its business as it is now being conducted.

(e)	It has the power and has taken all necessary
action, and has obtained all necessary licenses,
authorizations and approvals, to execute this Agreement,
which Agreement constitutes its legal, valid and binding
obligation, enforceable in accordance with its terms, to
enter into and perform the services contemplated by this
Agreement; and the execution, delivery and performance by
it of this Agreement does not contravene or constitute a
default under any agreement binding upon it.
      (f)	It will promptly notify the Advisor of the
occurrence of any event that would disqualify it from
serving as an investment advisor of an investment company
pursuant to Section 9(a) of the 1940 Act or otherwise.
      (g)	It has a written code of ethics complying with
the requirements of Rule 17j-l under the 1940 Act and Rule
204A-1 of the Advisers Act and will provide the Advisor
with a copy of the code of ethics and evidence of its
adoption.  The Subadvisor acknowledges receipt of the
written code of ethics adopted by and on behalf of the Fund
(the "Code of Ethics").  It will not be subject to the Code
of Ethics during the term of this Agreement so long as its
code of ethics complies with applicable regulatory
requirements and has been approved by the Trustees.  Within
10 days of the end of each calendar quarter while this
Agreement is in effect, a duly authorized compliance
officer of the Subadvisor shall certify to the Fund and to
the Advisor that the Subadvisor has complied with the
requirements of Rules 17j-l and 204A-1 of the Advisers Act
during the previous calendar quarter and that there has
been no violation of its code of ethics, or if such a
violation has occurred, that appropriate action was taken
in response to such violation.  The Subadvisor shall permit
the Fund and Advisor to examine the reports required to be
made by the Subadvisor under Rule 17j-l(c)(1) or as required by law.
      (h)	It will use all necessary efforts to manage the
Designated Series so that it will satisfy the
diversification and minimum "good income" requirements of
Subchapter M and the diversification requirements of
Section 817(h) of the Internal Revenue Code of 1986, as amended.
      (i)	It has furnished a true and complete copy of its
registration statement as filed with the Securities and
Exchange Commission (the "Commission") on Form ADV to the
Advisor and will furnish promptly such updated copies of
its registration statement or amendments thereto as are
filed with the Commission from time to time.
      (j)	It will furnish to the Advisor true and complete
copies of reports or other documents as may be reasonably
requested by the Advisor in connection with the performance
of the Subadvisor's duties and obligations under this Agreement.
      (k)	It will be responsible for the preparation and
filing of Schedule 13G and Form 13F on behalf of the
Designated Series in accordance with the requirements thereunder.
      (l)	It will furnish or otherwise make available to
the Advisor such other information relating to the business
affairs of the Subadvisor or the management of the
Designated Series as the Advisor at any time, or from time
to time, reasonably requests in connection with the
Advisor's or Subadvisor's performance of its respective
obligations hereunder; subject, however, to the
Subadvisor's right to retain all such records as the
Subadvisor is required to maintain under the Advisers Act
and the rules and regulations promulgated thereunder;
provided, further, that the Fund and the Advisor shall be
entitled to make and maintain copies of any records so
retained by the Subadvisor.
      (m)	It will maintain, keep current and preserve on
behalf of the Fund, in the manner required or permitted by
the Advisers Act and the Rules thereunder, the records
identified in Schedule B (as Schedule B may be amended from
time to time).  The Subadvisor agrees that such records are
the property of the Fund, and will be surrendered to the
Fund or to the Adviser as agent of the Fund promptly upon
request of either.
      (n)	The Subadvisor hereby warrants and represents
that it will provide the requisite certifications requested
by the chief executive office and chief financial officer
of the Fund necessary for those named officers to fulfill
their reporting and certification obligations on Form N-CSR
as required under the Sarbanes-Oxley Act of 2002 in the
form presented in Schedule E attached hereto and made a part hereof.
      (o)	It has adopted and implemented, and throughout
the term of this Agreement shall maintain in effect and
implement, policies and procedures reasonably designed to
prevent, detect and correct violations by the Subadvisor
and its supervised persons, and, to the extent the
activities of the Subadvisor in respect to the Fund could
affect the Fund, by the Fund, of "federal securities laws"
(as defined in Rule 38a-1 under the Act), and that the
Subadvisor has provided the Fund with true and complete
copies of its policies and procedures (or summaries
thereof) and related information requested by the Fund.
The Subadvisor agrees to cooperate with periodic reviews by
the Fund's compliance personnel of the Subadvisor's
policies and procedures, their operation and implementation
and other compliance matters and to provide to the Fund
from time to time such additional information and
certifications in respect of the Subadvisor's policies and procedures, compliance by the Subadvisor with federal securities laws and related matters and the Fund's
compliance personnel may reasonably request.  The
Subadvisor agrees to promptly notify the Advisor of any
material compliance violations which affect the Designated Series.
17.	Representations, Warranties and Agreements of the Advisor.
The Advisor represents, warrants and agrees that:
      (a)	It is registered as an "investment advisor" under
the Advisers Act.
      (b)	It shall continue to meet any other applicable
federal or state requirements, or the applicable
requirements of any regulatory or self-regulatory agency,
necessary to be met for its performance of the services
contemplated by this Agreement so long as this Agreement
remains in effect.
      (c)	It is not prohibited by the 1940 Act, the
Advisers Act or other applicable federal or state law from performing the services contemplated by this Agreement.
      (d)	It is duly organized and validly existing under
the laws of the State in which it was organized with the
power to own and posses its assets and carry on its
business as it is now being conducted.
      (e)	It has the power and has taken all necessary
action, and has obtained all necessary licenses,
authorizations and approvals, to execute this Agreement,
which Agreement constitutes its legal, valid and binding
obligation, enforceable in accordance with its terms, to
enter into and perform the services contemplated by this
Agreement; and the execution, delivery and performance by
it of this Agreement does not contravene or constitute a
default under any agreement binding upon it.
      (f)	It has delivered, or will before the effective
date of this Agreement deliver, to the Subadvisor true and
complete copies of (i) the Prospectus, (ii) the Declaration
of Trust, and (iii) such other documents or instruments
governing the investments and investment policies and
practices of the Designated Series applicable to the
Subadvisor's duties and obligations hereunder, and during
the term of this Agreement will promptly deliver to the
Subadvisor true and complete copies of all documents and
instruments supplementing, amending, or otherwise becoming
such documents or instruments before or at the time they
become effective.
      (g)	It will furnish or otherwise make available to
the Subadvisor such other information relating to the
business affairs of the Fund as the Subadvisor at any time,
or from time to time, reasonably requests in order to
discharge its obligations hereunder.
18.	Representations, Warranties and Agreements of the Fund.  By
their approval of this Agreement the Trustees represent,
warrant and agree that:
      (a)	The Fund is not prohibited by the 1940 Act or
other applicable federal or state law from performing their obligations under this Agreement.
      (b)	The Fund is duly organized and validly existing
under the laws of the State in which it was organized with
the power to own and posses its assets and carry on its
business as it is now being conducted.
      (c)	The Fund has taken all necessary action, and have
obtained all necessary licenses, authorizations and
approvals, to permit the Fund to enter into this Agreement,
which Agreement constitutes the Fund's legal, valid and
binding obligation, enforceable in accordance with its
terms; and the execution, delivery and performance by the
Fund of this Agreement does not contravene or constitute a
default under any agreement binding upon the Fund.
19.	Reports. The Subadvisor shall provide the Advisor and the
Trustees such periodic and special reports as the Advisor
may reasonably request. The Subadvisor agrees that such
records are the property of the Fund, and shall be made
reasonably available for inspections, and by the Fund or by
the Advisor as agent of the Fund, and promptly upon request surrendered to either. Without limiting the generality of the foregoing, the parties agree and acknowledge that the
Subadvisor shall provide the following items:
      (a)	Quarterly reports, in form and substance
acceptable to the Advisor, including but not limited to
reports with respect to: (i) compliance with the
Subadvisor's code of ethics; (ii) compliance with
procedures adopted from time to time by the Trustees
relative to securities eligible for resale pursuant to Rule
144A under the 1933 Act; (iii) diversification of
Designated Series assets in accordance with the then
governing laws and prevailing Prospectus pertaining to the Designated Series; (iv) compliance with governing Fund policies and restrictions relating to the fair valuation of securities for which market quotations are not readily available or considered "illiquid" for the purposes of
complying with the Designated Series limitation on
acquisition of illiquid securities; (v) cross transactions
conducted pursuant to Rule 17a-7 under the 1940 Act; (vi) allocations of brokerage transactions along with descriptions of the bases for those allocations and the
receipt and treatment of brokerage and research services
received, as may be requested to ensure compliance with
Section 28(e) of the 1934 Act; (vii) any and all other
reports reasonably requested in accordance with or
described in this Agreement; and, (viii) the implementation
of the Designated Series investment program, including,
without limitation, analyses of Designated Series performance;
      (b)	Annual or other periodic reports, in form and
substance acceptable to the Advisor, including but not
limited reports with respect to:  (i) analyses of
Designated Series performance; (ii) disclosure related to
the portfolio management of the Designated Series and the
Subadvisor as may be contained in the Prospectus or
marketing materials as amended, supplemented or otherwise
updated from time to time; and (iii) foreign custody
arrangements as governed by Rule 17f-7 under the 1940 Act;
(iv) compliance with the Subadvisor's code of ethics
pursuant to Rule 17j-1; and (v) such compliance
certifications as may be reasonably requested.
      (c)	The parties acknowledge and agree that the
Subadvisor is authorized to supply the Fund's independent accountants, PricewaterhouseCoopers LLP, or any successor accountant for the Fund, any information that they may
request in connection with the Fund.
In addition, the Subadvisor shall immediately notify and
forward to both the Advisor and any legal counsel for the
Designated Series whose identity has been provided to the
Subadvisor any legal process served upon it on behalf of
the Advisor or the Fund.  The Subadvisor shall promptly
notify the Advisor of any changes in any information
concerning the Subadvisor of which the Subadvisor becomes
aware that is or would be required to be disclosed in the
Fund's registration statement.
20.	Proxies.  The Subadvisor shall review all proxy
solicitation materials and be responsible for voting and
handling all proxies in relation to the Assets of the
Designated Series, such costs to be borne by the Subadvisor
except as limited in this paragraph below.  Unless the
Advisor or the Fund gives the Subadvisor written
instructions to the contrary, the Subadvisor will, in
compliance with the Subadvisor's proxy voting policy as
provided in writing to the Advisor, vote or abstain from
voting, all proxies solicited by or with respect to the
issuers of securities in which assets of the Designated
Series may be invested.  The Subadvisor will vote proxies
in the best interests of clients consistent with the
Subadvisor's Client Proxy Standard, as defined and
disclosed in the proxy voting policy.  The Advisor shall
cause the Custodian to forward promptly to the Subadvisor
all proxies upon receipt, so as to afford the Subadvisor a reasonable amount of time in which to determine how to vote such proxies.  The Subadvisor agrees to provide the Advisor
in a timely manner with annual proxy voting reports
containing a record of votes cast containing all of the
voting information required to be filed on Form N-PX
pursuant to Rule 30b1-4 under the Act, such proxy voting
reports to be provided in the standard format provided by
the Subadvisor's proxy administrator and research provider.
In the event the Advisor or Fund desires any customization
or alteration of the standard format of proxy voting
reports as provided by the Subadvisor's proxy administrator
and research provider, any additional cost incurred as a
result of such customization or alteration shall be borne
by the Advisor or the Fund.
21.	Valuation of Assets and Related Recordkeeping. The
Subadvisor shall assist the recordkeeping agent for the
Fund in determining or confirming the value of any
securities or other assets in the Designated Series for
which the recordkeeping agent seeks assistance from or
identifies for review by the Advisor.
22.	Amendment.  This Agreement may be amended at any time, but
only by written agreement between the Subadvisor and the
Advisor, which amendment, other than amendments to Schedule
A, B, C, D or E, is subject to the approval of the Trustees
and the Shareholders of the Fund as and to the extent
required by the 1940 Act.
23.	Effective Date; Term.  This Agreement shall become
effective on the date set forth on the first page of this
Agreement. Unless terminated as hereinafter provided, this Agreement shall remain in full force and effect until
November 30, 2007, and thereafter only so long as its
continuance has been specifically approved at least
annually in accordance with Sections 15(a) and (c) of the
1940 Act and the Rules promulgated thereunder.
24.	Notices.  Except as otherwise provided in this Agreement,
all notices or other communications required of permitted to be given hereunder shall be in writing and shall be delivered or sent by (i) confirmed facsimile, (ii) registered, certified or overnight mail, or (iii) a nationally recognized overnight courier, to the following addresses or to such other address as the relevant addressee shall hereafter provide for such purpose to the other by notice in writing and shall be deemed to have been given at the time of delivery.

If to the Advisor:		PHOENIX VARIABLE ADVISORS, INC.
					One American Row
					Hartford, Connecticut
					Attn: Doreen A. Bonner
					Telephone: (860) 403-5456
					Facsimile: (860) 403-5262
					Email: Doreen.Bonner@phoenixwm.com

If to the Subadvisor:	MORGAN STANLEY INVESTMENT MANAGEMENT INC.
					1221 Avenue of the Americas
					New York, New York 10020
					Attn: Kimberley Haynes Costello, Esq.
					Telephone: 212-762-4543
					Facsimile: 212-507-8432
					Email: Kim.Costello@morganstanley.com

25.	Termination.  This Agreement shall terminate immediately in
the event of its assignment, as specified above in Section
14 of this Agreement.  This Agreement may be terminated by
either party, without penalty, immediately upon written
notice to the other party in the event of a breach of any
provision thereof by the party so notified, or otherwise,
by the Advisor, Subadvisor, Board of Trustees of the Fund
or vote of a majority of the outstanding voting securities
of the Designated Series upon sixty (60) days' written
notice to the other party.  Notwithstanding such
termination, any liability of a party to any other party
under this Agreement shall survive and remain in full force
and effect with respect to any claim or matter on which any
party has given written notice to any other party prior to termination and until such liability has been finally settled.
26.	Use of Morgan Stanley and Other Proprietary Names.  The
Subadvisor hereby authorizes the Advisor to use the branded
name "Van Kampen" in the Fund's Prospectus and Statement of Additional Information, as well as in any advertisement or sales literature used by the Advisor or its agents to
promote the Fund and/or to provide information to
shareholders of the Designated Series ("Fund Material"),
for so long as the Subadvisor is an investment adviser to
the Designated Series.  The Advisor agrees not to use the
name "Morgan Stanley" in any Fund Material unless permitted
and approved by the Subadvisor; provided, however, that the
Advisor may use such name where (i) in the opinion of
counsel to the Advisor or the Fund, or as directed by the
SEC, such use is necessary to make the disclosures
contained in the Fund Material not misleading and (ii) the
Advisor provides the Subadvisor with prompt notice of the
required disclosure.  It is understood that the names
"Morgan Stanley" or "Van Kampen" and any derivative thereof
or logos associated with such names (collectively, the "MS
Names"), are the valuable property of the Subadvisor and
its affiliates and that the Advisor and/or the Fund shall
only have the right to use the MS Names in Fund Materials
subject to the constraints set forth in this paragraph and
with the prior approval of the Subadvisor.  Upon
termination of this Agreement, the Advisor and the Fund
shall, as soon as it reasonably possible, cease to use the MS Names.
27.	Applicable Law.  To the extent that state law is not
preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered,
construed and enforced according to the laws of the State
of New York, without giving effect to the conflicts of laws
principles thereof.
28.	Severability.  If any term or condition of this Agreement
shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement shall not be affected thereby, and each and every term and condition
of this Agreement shall be valid and enforced to the
fullest extent permitted by law.
29.	Entire Agreement.  This Agreement embodies the entire
agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.
30.	Counterparts.  This Agreement may be executed in two or
more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

THE PHOENIX EDGE SERIES FUND
By: /s/ Gina Collopy O'Connell
Name:	Gina Collopy O'Connell
Title:  Senior Vice President


PHOENIX VARIABLE ADVISORS, INC.
By: /s/ John H. Beers
Name:	John H. Beers
Title:  Vice President and Secretary



ACCEPTED:

MORGAN STANLEY INVESTMENT MANAGEMENT INC.
By: /s/ Michael P. Kiley
Name:	Michael P. Kiley
Title:  Managing Director




SCHEDULES:
	A.	Operational Procedures
	B.	Record Keeping Requirements
	C.	Fee Schedule
	D.	Subadvisor Functions
	E.	Forms of Sub-Certification



SCHEDULE A

OPERATIONAL PROCEDURES
In order to minimize operational problems, it will be necessary for a flow of information to be supplied to State Street Bank &
Trust Company (the "Custodian"), the custodian for the Fund, and PFPC, Inc., (the "Sub-Accounting Agent").

The Subadvisor must furnish the Custodians and Sub-Accounting Agent with daily information as to executed trades, or, if no trades are executed, with a report to that effect, no later than 7:00 p.m. (Eastern time) each day the Fund is open for business. The necessary information may be sent electronically or via facsimile machine to the Custodians and the Sub-Accounting Agent. Information provided to the Custodians and the Sub-Accounting Agent shall include the following:

1.	Purchase or sale;
2.  	Security name;
3.  	CUSIP number (if applicable);
4.  	Number of shares and sales price per share;
5.  	Executing broker;
6.  	Settlement agent;
7.  	Trade date;
8.  	Settlement date;
9.  	Aggregate commission or if a net trade;
10. 	Interest purchased or sold from interest bearing security;
11. 	Other fees;
12. 	Net proceeds of the transaction;
13. 	Exchange where trade was executed;
14.	Currency for foreign trades;
15.	Ticker symbol for domestic trades; and
16. 	Identified tax lot (if applicable).
When opening accounts with brokers for, and in the name of, the Fund, the account must be a cash account. No margin accounts are to be maintained in the name of the Fund. Delivery instructions are as specified by the Custodians. The Custodians and Sub-Accounting Agent will supply the Subadvisor with a cash availability report by email or by facsimile and the Sub-
Accounting Agent will provide a five day cash projection on a daily basis no later than 10:00 a.m. (Central Time). This will normally be done electronically or via facsimile machine so that the Subadvisor will know the amount available for investment purposes.


SCHEDULE B

RECORDS TO BE MAINTAINED BY THE SUBADVISOR

1.	(Rule 31a-1(b)(5))  A record of each brokerage order, and all other portfolio purchases and sales, given by the Subadvisor on behalf of the Designated Series for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

A.	The name of the broker;
B.	The terms and conditions of the order and of any
modifications or cancellation thereof;
C.	The time of entry or cancellation;
D.	The price at which executed;
E.	The time of receipt of a report of execution; and
F.	The name of the person who placed the order on behalf of the Fund.

2.	(Rule 31a-1(b)(9))  A record for each fiscal quarter,
completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of Designated Series securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

A.	Shall include the consideration given to:

(i)	The sale of shares of the Fund by brokers or dealers.
(ii)	The supplying of services or benefits by brokers or dealers to:
(a)	The Fund,
(b)	The Advisor,
(c)	The Subadvisor, and
(d)	Any person other than the foregoing.
(iii)	Any other consideration other than the technical
qualifications of the brokers and dealers as such.

B.	Shall show the nature of the services or benefits made available.
C.	Shall describe in detail the application of any general
or specific formula or other determinant used in arriving
at such allocation of purchase and sale orders and such
division of brokerage commissions or other compensation.
D.	Shall show the name of the person responsible for making
the determination of such allocation and such division of brokerage commissions or other compensation.

3.	(Rule 31a-(b)(10))  A records in the form of an appropriate
memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where a committee or group makes an authorization, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization. *

4.	(Rule 31a-1(f))  Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment
Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Subadvisor's transactions for the Designated Series.

* Such information might include: current financial information, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell hold) or any internal reports or subadvisor review. It is acknowledged that dissemination of certain proprietary research or other data may not be permissible.


SCHEDULE C

SUBADVISORY FEE
For services provided to the Fund, the Advisor will pay to the Subadvisor, on or before the 10th day of each month, a fee, payable in arrears, at the annual rate stated below. The fees shall be prorated for any month during which this Agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadvisor, the net asset value of the Fund and each Designated Series shall be valued as set forth in the then current registration statement of the Fund.

Phoenix-Van Kampen Equity 500 Index Series:

0.225% on the first $50 million of average net assets;
0.180% on average net assets between $50 million and $200 million; 0.135% on average net assets in excess of $200 million.

Phoenix-Van Kampen Equity 500 Index Series was previously known as Phoenix-Alliance/Bernstein Enhanced Index Series.



SCHEDULE D

SUBADVISOR FUNCTIONS

	With respect to managing the investment and reinvestment of the Designated Series' assets, the Subadvisor shall provide, at its own expense:

(a)	An investment program for the Designated Series consistent
with its investment objectives based upon the development, review and adjustment of buy/sell strategies approved from time to time by the Board of Trustees and Advisor, all as set forth in the Objectives and Policies;

(b)	Implementation of the investment program for the Designated
Series based upon the foregoing criteria;

(c)	Quarterly reports, in form and substance acceptable to the
Advisor, with respect to: (i) compliance with the Code of Ethics; (ii) compliance with procedures adopted from time to time by the Trustees of the Fund relative to securities eligible for resale under Rule 144A under the Securities Act of 1933, as amended; (iii) diversification of Designated
Series assets in accordance with the then prevailing
Objectives and Policies and governing laws; (iv) compliance with governing restrictions relating to the fair valuation of securities for which market quotations are not readily available or considered "illiquid" for the purposes of complying with the Designated Series' limitation on acquisition of illiquid securities included in the Objectives and Policies; (v) any and all other reports reasonably requested in accordance with or described in this Agreement;
and (vi) the implementation of the Designated Series' investment program, including, without limitation, analysis of Designated Series performance;

(d)	Promptly after filing with the Securities and Exchange
Commission an amendment to its Form ADV, a copy of such amendment to the Advisor and the Trustees;

(e)	Attendance by appropriate representatives of the Subadvisor
at meetings requested by the Advisor or Trustees at such time(s) and location(s) as reasonably requested by the Advisor or Trustees; and

(f)	Notice to the Trustees and the Advisor of the occurrence of
any event which would disqualify the Subadvisor from serving as an investment advisor of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.



SCHEDULE E

FORM OF OPERATIONS N-CSR SUB-CERTIFICATION

To:
Re:	Form N-CSR Certification for the Phoenix-Van Kampen Equity
500 Index Series (the "Designated Series") of The Phoenix
Edge Series Fund (the "Fund")
From:	Morgan Stanley Investment Management Inc. (the "Subadvisor")
Representations in support of Investment Company Act Rule 30a-2 certifications
In connection with your certification responsibility under Rule 30a-2 and Sections 302 and 906 of the Sarbanes-Oxley Act of
2002, I have reviewed the following information presented for the period ended [Date of Reporting Period] (the "Reporting
Period") for the Designated Series.
I, _____________, [TITLE] (Operations) of the Subadvisor, certify with respect to the Designated Series of the Fund for the Reporting Period, and only with respect to my area of responsibility that:

1.	I have reviewed the names of securities and numbers of
shares for each security listed in the Schedule of
Investments as of ______ for the Fund (the "Schedule"),
copies of which are attached as Exhibit A;
2.	Based on my knowledge, the names of securities and numbers
of shares for each security listed in each Schedule is accurate, except as set forth in the attached Exhibit B for the __________;

3.	Based on my knowledge, the Subadvisor's Operations
Department (the "Operations Department") has transmitted materially complete and accurate portfolio transaction information to the Fund's custodian with respect to every portfolio transaction the manager has entered into on behalf of the Fund during the Reporting Period;

4.	The Operations Department has in place and has observed
internal controls and procedures that are reasonably designed to ensure that all portfolio transactions with respect to the Fund are promptly and accurately reported to the Fund's custodian and that the Operations Department is able to maintain an accurate record of the Fund's portfolio security positions that were reported to the Fund's custodian;

5.	Internal controls and procedures with respect to personnel
of the Operations Department have been most recently evaluated for effectiveness within 90 days prior to the end of the Reporting Period and were found to be effective;

6.	As of the date hereof there have been no material changes
to or violations of the internal controls and procedures of the Operations Department;

7.	I am not aware of significant deficiencies in the design or
operation of the internal controls and procedures of the Operations Department that could materially adversely affect the Operations Department's transmission of portfolio transaction information to the Fund's custodian;
and

8.	Based on my knowledge, I am not aware of any fraud
committed by Operations Department personnel that have a significant role in the internal controls of the Operations
Department that affect the Fund.

This certification relates solely to the Series named above and may not be relied upon by any other fund or entity.

The Subadvisor does not maintain the official books and records of the above Series. The Subadvisor's records are based on its own portfolio management system, a record-keeping system that is not intended to service the Funds' official accounting system. The Subadvisor is not responsible for the preparation of the reports.


Date:				By:
				Print Name:
				Title:



EXHIBIT A
Schedule of Investments at ________


EXHIBIT B
Schedule of Investments at ________
_______ Fund


A  Recon Date
B  Security Description/ Identifier
C  MSIM Inc.IM2Quantity
D  Customer Quantity
E  Variance (Qty) (C-D)
F  Variance Value (USD)
G  Variance as % of IM2 portfolio
I  Comments for the difference




             FORM OF INVESTMENTS N-CSR SUB-CERTIFICATION

To:

Re:   Form N-CSR Certification for the Phoenix-Van Kampen Equity
      500 Index Series (the "Designated Series") of The Phoenix
      Edge Series Fund (the "Fund")

From: Morgan Stanley Investment Management Inc. (the "Subadvisor")

Representations in support of Investment Company Act Rule 30a-2 certifications

In connection with your certification responsibility under Rule 30a-2 and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, I have reviewed the following information presented for the period ended [Date of Reporting Period] (the "Reporting Period") for the Designated Series.

I, _____________, [TITLE] (Investments) of the Subadvisor, certify with respect to the Designated Series of the Fund for the Reporting Period, and only with respect to my area of responsibility that:

1.	The Subadvisor's Investments Department has reviewed
management's discussion of fund performance ("MDFP"), as attached hereto, and, to the knowledge of the Subadvisor's Investments Department, the information contained in MDFP as provided by the Subadvisor's Investments Department does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report; and

2.	The Subadvisor's Investments Department will promptly
report to the Fund any change in circumstances that would cause the preceding certification to be untrue.

3.	The Subadvisor has complied with the Prospectus and
Statement of Additional Information of the Designated
Series and the Policies and Procedures of the Series as adopted by the Designated Series' Board of Trustees.

4.	I have reviewed the Schedule of Investments as of
_______________, for the Fund, and none of the investments is a restricted security or otherwise illiquid.

This certification relates solely to the Series named above and may not be relied upon by any other fund or entity.

The Subadvisor does not maintain the official books and records of the above Series. The Subadvisor's records are based on its own portfolio management system, a record-keeping system that is not intended to service the Funds' official accounting system.
The Subadvisor is not responsible for the preparation of the reports.

Date:					By:
					Print Name:
					Title:



             FORM OF OPERATIONS N-Q SUB-CERTIFICATION

To:

Re:  Form N-Q Certification for the Phoenix-Van Kampen Equity
     500 Index Series (the "Designated Series") of The Phoenix
     Edge Series Fund (the "Fund")

From: Morgan Stanley Investment Management Inc. (the "Subadvisor")
      Representations in support of Investment Company Act Rule 30b1-5 certifications

In connection with your certification responsibility under Rule
30b1-5, I have reviewed the following information presented for the period ended [Date of Reporting Period] (the "Reporting
Period") for the Designated Series.

I, _____________, [TITLE] (Operations) of the Subadvisor, certify with respect to the Designated Series of the Fund for the Reporting Period, and only with respect to my area of responsibility that:

1.	I have reviewed the names of securities and numbers of
shares for each security listed in the Schedule of Investments as of ______ for the Fund (the "Schedule"), copies of which are attached as Exhibit A;

2.	Based on my knowledge, the names of securities and numbers
of shares for each security listed in each Schedule is accurate, except as set forth in the attached Exhibit B for the __________;

3.	Based on my knowledge, the Subadvisor's Operations
Department (the "Operations Department") has transmitted materially complete and accurate portfolio transaction information to the Fund's custodian with respect to every portfolio transaction the manager has entered into on behalf of the Fund during the Reporting Period;

4.	The Operations Department has in place and has observed
internal controls and procedures that are reasonably designed to ensure that all portfolio transactions with respect to the Fund are promptly and accurately reported to the Fund's custodian and that the Operations Department is able to maintain an accurate record of the Fund's portfolio security positions that were reported to the Fund's custodian;

5.	Internal controls and procedures with respect to personnel
of the Operations Department have been most recently evaluated for effectiveness within 90 days prior to the end of the Reporting Period and were found to be effective;

6.	As of the date hereof there have been no material changes
to or violations of the internal controls and procedures of the Operations Department;

7.	I am not aware of significant deficiencies in the design or
operation of the internal controls and procedures of the Operations Department that could materially adversely affect the Operations Department's transmission of portfolio transaction information to the Fund's custodian;
and

8.	Based on my knowledge, I am not aware of any fraud
committed by Operations Department personnel that have a significant role in the internal controls of the Operations
Department that affect the Fund.

This certification relates solely to the Series named above and may not be relied upon by any other fund or entity.

The Subadvisor does not maintain the official books and records of the above Series. The Subadvisor's records are based on its own portfolio management system, a record-keeping system that is not intended to service the Funds' official accounting system.
The Subadvisor is not responsible for the preparation of the reports.


Date:				By:
				Print Name:
				Title:



EXHIBIT A

Schedule of Investments at ________


EXHIBIT B

Schedule of Investments at ________
_______ Fund


A  Recon Date
B  Security Description/ Identifier
C  MSIM Inc.IM2 Quantity
D  Customer Quantity
E  Variance (Qty) (C-D)
F  Variance Value (USD)
G  Variance as % of IM2 portfolio
I  Comments for the difference




           FORM OF INVESTMENTS N-Q SUB-CERTIFICATION

To:

Re:   Form N-Q Certification for the Phoenix-Van Kampen Equity
      500 Index Series (the "Designated Series") of The Phoenix
      Edge Series Fund (the "Fund")

From: Morgan Stanley Investment Management Inc. (the "Subadvisor")
      Representations in support of Investment Company Act Rule 30b1-5 certifications

In connection with your certification responsibility under Rule
30b1-5, I have reviewed the following information presented for the period ended [Date of Reporting Period] (the "Reporting
Period") for the Designated Series.

I, _____________, [TITLE] (Investments) of the Subadvisor, certify with respect to the Designated Series of the Fund for the Reporting Period, and only with respect to my area of responsibility that:

1.	The Subadvisor has complied with the Prospectus and
Statement of Additional Information of the Designated
Series and the Policies and Procedures of the Series as adopted by the Designated Series' Board of Trustees.

2.	I have reviewed the Schedule of Investments as of
_______________, for the Fund, and none of the investments is a restricted security or otherwise illiquid.

This certification relates solely to the Series named above and may not be relied upon by any other fund or entity.

The Subadvisor does not maintain the official books and records of the above Series. The Subadvisor's records are based on its own portfolio management system, a record-keeping system that is not intended to service the Funds' official accounting system.
The Subadvisor is not responsible for the preparation of the reports.


Date:				By:
				Print Name:
				Title:



             FORM OF COMPLIANCE SUB-CERTIFICATION

To:

Re:   Code of Ethics Certification for the Phoenix-Van Kampen
      Equity 500 Index Series (the "Designated Series") of The
      Phoenix Edge Series Fund (the "Fund")

From: Morgan Stanley Investment Management Inc. (the "Subadvisor")
      Representations in support of Investment Company Act Rule
      30a-2 certifications

In connection with your certification responsibility under Rule 30a-2 and Sections 302 and 906 of the Sarbanes-Oxley
Act of 2002, I have reviewed the following information presented for the period ended [Date of Reporting Period]
(the "Reports") for the Designated Series.

                       Code of Ethics

I certify that to the best of my knowledge, and only with
respect to my area of responsibility:
a.	The Subadvisor's portfolio manager has materially complied
with the restrictions and reporting requirements of the
Subadvisor's Code of Ethics (the "Code").
b.	The Subadvisor has complied with the Prospectus and
Statement of Additional Information of the Designated
Series and the Policies and Procedures of the Series as
adopted by the Designated Series' Board of Trustees.
c.	I have no knowledge of any compliance violations with
respect to the Designated Series except as disclosed in
writing to the Phoenix Compliance Department by me or by
the Subadvisor's compliance administrator.
d.	The Subadvisor has complied with the rules and regulations
of the 33 Act and 40 Act, and such other regulations as may apply to the extent those rules and regulations pertain to the responsibilities of the Subadvisor with respect to the Designated Series as outlined above.

This certification relates solely to the Designated Series named above and may not be relied upon by any other fund or entity.

The Subadvisor does not maintain the official books and records of the Designated Series. The Subadvisor's records are based on its own portfolio management system, a record-keeping system that is not intended to service as the Fund's official accounting system. The Subadvisor is not responsible for the preparation of the Reports.


Date:				By:
				Print Name:
				Title: